Exhibit (q)

SSGA ACTIVE TRUST

SPDR SERIES TRUST

SPDR INDEX SHARES FUNDS

POWER OF ATTORNEY

Each of the undersigned Trustees and Officers of SSGA Active Trust, SPDR® Series Trust, and SPDR® Index Shares Funds (the “Trusts”) hereby constitutes and appoints Ann M. Carpenter, Bruce S. Rosenberg, Chad C. Hallett, Arthur A. Jensen, Darlene Anderson-Vasquez, Daniel Foley, Sujata Upreti, Daniel G. Plourde, David Lancaster, Sean O’Malley, Esq., Andrew DeLorme, Esq., David Urman, Esq., David Barr, Esq., Timothy R. Collins, Esq. and Estefania Salomon, Esq., and each of them singly and with full powers of substitution and resubstitution, as his or her true and lawful attorney-in-fact and agent, to execute in his or her name and on his or her behalf, and in any and all capacities indicated below, the Registration Statements on Form N-1A, and any and all amendments thereto, and all other documents, filed by each Trust or its affiliates with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended, and (as applicable) the Securities Act of 1933, as amended, and any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable each Trust or its affiliates to comply with such Acts, the rules, regulations and requirements of the SEC, the securities, Blue Sky and/or corporate/trust laws of any state or other jurisdiction, the Commodities Future Trading Commission, and the regulatory authorities of any foreign jurisdiction, including all documents necessary to ensure each Trust has insurance and fidelity bond coverage, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and the undersigned hereby ratifies and confirms as his or her own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred. The undersigned hereby revokes any Powers of Attorney previously granted with respect to each Trust concerning the filings and actions described herein. This Power of Attorney shall become invalid with respect to any Trustee or Officer of each Trust upon such Trustee’s or Officer’s retirement, resignation or removal as a Trustee or Officer of such Trust.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 11th day of November, 2020.

SIGNATURE	TITLE
/s/ Bonny E. Boatman	Trustee
Bonny E. Boatman

/s/ Dwight Churchill	Trustee
Dwight Churchill

/s/ Frank Nesvet	Trustee
Frank Nesvet

/s/ Clare Richer	Trustee
Clare Richer

/s/ Sandra G. Sponem	Trustee
Sandra G. Sponem

/s/ Carl G. Verboncoeur	Trustee
Carl G. Verboncoeur

/s/ James E. Ross	Trustee
James E. Ross

/s/ Ellen M. Needham	President and Principal Executive Officer
Ellen M. Needham

/s/ Bruce S. Rosenberg	Treasurer and Principal Financial Officer
Bruce S. Rosenberg

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